Exhibit 99(2)(r)(2)

                     EMPLOYEE INVESTMENT TRANSACTION POLICY

                                       FOR

                     BLACKROCK INVESTMENT ADVISER COMPANIES



                                                         Effective March 1, 2000


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                     EMPLOYEE INVESTMENT TRANSACTION POLICY

                                TABLE OF CONTENTS

  TABLE OF CONTENTS ......................................................... i

  1.     PREAMBLE ........................................................... 1

       A.     General Principles ............................................ 1

       B.     The General Scope Of The Policy's Application To Personal
              Investment Transactions ........................................3

       C.     The Organization Of This Policy ................................3

       D.     Questions ......................................................4

II.    PERSONAL INVESTMENT TRANSACTIONS ......................................4

       A.     In General .....................................................4
       B.     Reporting Obligations ..........................................4

              1      Use Of Broker-Dealers And Futures Commission Merchants ..4
              2.     Initial Report ..........................................4
              3.     New Accounts ............................................6
              4.     Timely Reporting Of Investment Transactions .............6
              5.     Related Accounts ........................................6
              6.     Annual Holdings Report ..................................6
              7.     Exemptions From Reporting ...............................7

       C.     Prohibited Or Restricted Investment Transactions ...............8
              1.     Initial Public Offerings ................................8
              2.     Private Placements ......................................8

       D.     Investment Transactions Requiring Prior Notification ...........8
              1.  Prior Notification Procedure ...............................9
              2.  Exemptions From Prior Notification .........................9
                  (a) Transactions Exempt From Prior Notification ............9
                  (b) Securities Exempt From Prior Notification .............10
                  (c) Futures Contracts Exempt From Prior Notification ......10

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       E.     Ban On Short-Term Trading Profits .............................11
       F.     Blackout Periods ..............................................11
              1.  Specific Blackout Periods .................................11
              2.  Exemptions From Blackout Restrictions .....................12

III.   INSIDE INFORMATION AND SERVICE AS A DIRECTOR .........................13
       A. Inside Information ................................................13
       B. Service As A Director .............................................13
 IV.   EXEMPTIONS ...........................................................14
  V.   COMPLIANCE ...........................................................14

       A.     Certifications ................................................14
              1. Upon Receipt Of This Policy ................................14
              2. Annual Certificate Of Compliance ...........................15
       B.     Supervisory Procedures ........................................15
              1. The Compliance Committee ...................................15
              2. The Compliance Officer .....................................15
              3. Post-Trade Monitoring And Investigations ...................16
              4. Remedial Actions ...........................................16
              5. Reports Of Material Violations .............................17
              6. Annual Reports .............................................17

  VI.   EFFECTIVE DATE ......................................................17

 APPENDICES

 I.      Definitions Of Capitalized Terms

 II.     Acknowledgment Of Receipt Of The Policy
 III.    Annual Certification Of Compliance With The Policy
 III-A.  Annual Holdings Report
 IV.     Initial Report Of Accounts

 V-A. Request For Duplicate Broker Reports (For persons NOT associated with BlackRock Investments, Inc.)

 V-B. Request For Duplicate Broker Reports (For persons associated with BlackRock Investments, Inc.)

                                       ii


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 VI.     Investment Transaction Prior Notification Form

 VII.    Fully Discretionary Account Form

                                      iii
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                     EMPLOYEE INVESTMENT TRANSACTION POLICY

                   FOR BLACKROCK, INVESTMENT ADVISER COMPANIES


 I.      PREAMBLE

 A.      GENERAL PRINCIPLES

         This Employee Investment Transaction Policy (the "Policy") is based on the principle that you, as an officer, director or other Advisory Employee of an Advisor affiliated with BlackRock, Inc. ("BlackRock"), owe a fiduciary duty of undivided loyalty to the registered investment companies, institutional investment clients, personal trusts and estates, guardianships, employee benefit trusts, and other Advisory Clients which that Advisor serves.(1) Accordingly, you must avoid transactions, activities, and relationships that might interfere or appear to interfere with making decisions in the best interests of those Advisory Clients.

         At all times, you must observe the following GENERAL PRINCIPLES:

      1. YOU MUST PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. As a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Policy's specific provisions. Technical compliance with the

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 (1)    This Policy uses a number of CAPITALIZED TERMS, e.g., Advisor, Advisory
 Client, Advisory Employee, Beneficial Ownership, Exempt Security, Fixed Income Security, Fully Discretionary Account, Futures Contract, Immediate Family, Investment Transaction, Personal Account, Portfolio Employee, Portfolio Manager, Related Account, and Security. The first time a capitalized term is used, a definition is stated in the text or in a footnote. The full definitions of these capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE POLICY, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND ALL OF THE DEFINITIONS OF CAPITALIZED TERMS IN APPENDIX I. As indicated in Appendix I:

        The term "ADVISOR" means any entity affiliated with BlackRock, whether now in existence or formed after the date hereof, that is registered as
        (i) an investment advisor under the Investment Advisers Act of 1940, as amended, or (ii) a broker-dealer under the Securities Exchange Act of 1934, as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

        The term "ADVISORY CLIENT" means a registered investment company, an institutional investment client, a personal trust or estate, a guardianship, an employee benefit trust, or another client with which the Advisor by which you are employed or with which you are associated has an investment management, advisory or sub-advisory contract or relationship.

        The term "ADVISORY EMPLOYEE" means an officer, director, or employee of an Advisor, or any other person identified as a "control person" on the Form ADV or the Form BD filed by the Advisor with the U.S. Securities and Exchange Commission, (1) who, in connection with his or her regular functions or duties, generates, participates in, or obtains information regarding that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client; (2) whose regular functions or duties relate to the making of any recommendations with respect to such purchases or sales; (3) who obtains information or exercises influence concerning investment recommendations made to an Advisory Client of that Advisor; or (4) who has line oversight or management responsibilities over employees described in (1), (2) or (3), above.


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        Policy will not automatically insulate from scrutiny any Investment
        Transaction(2) that indicates an abuse of your fiduciary duties or that creates an appearance of such abuse.

        Your fiduciary obligation applies not only to your personal Investment Transactions but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than for the benefit of the Advisory Client. For example, you would violate this Policy if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the value of that Security. If you are a Portfolio Employee,(3) you would also violate this Policy if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

----------------------
 (2) For purposes of this Policy, the term "INVESTMENT TRANSACTION" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest.

         As a GENERAL MATTER, the term "SECURITY" means any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an OPTION on a Security, an index of Securities, a currency or a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges as well as such an option traded in the over-the-counter market. The term "Security" does NOT include a physical commodity or a Futures Contract.

         The term "FUTURES CONTRACT" includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, or the London International Financial Futures Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a "swap", a "cap", a "collar", a "floor" and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Futures Contract").

         As a GENERAL MATTER, you are considered to have a "BENEFICIAL OWNERSHIP" interest in a Security or Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU AND/OR BY A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by the Compliance Officer based on a showing that your interest or control is sufficiently attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest in a Security held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner,
 (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, (4) a TRUST in which you or a member of your Immediate Family has a pecuniary interest or
 (5) an INVESTMENT CLUB in which you are a member.

         See Appendix I for more complete definitions of the terms "Beneficial Ownership," "Futures Contract," and "Security."

 (3) The term "PORTFOLIO EMPLOYEE" means a Portfolio Manager or an Advisory Employee who provides information or advice to a Portfolio Manager, who helps execute a Portfolio Manager's decisions, or who directly supervises a Portfolio Manager. The term "PORTFOLIO MANAGER" means any employee of an Advisor who has the authority, whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.

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      2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL
         COMPLIANCE WITH THIS POLICY, THE BLACKROCK, INC. INSIDER TRADING POLICY, THE PNC CODE OF ETHICS, AND THE OTHER POLICIES OF THE PNC FINANCIAL SERVICES GROUP, INC. ("PNC") AND BLACKROCK (including the policies that prohibit insider trading or that restrict trading in PNC Securities). BlackRock encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to insure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal Investment Transactions.

      3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking to do business, directly or indirectly, with BlackRock, an affiliate, or an Advisory Client could call into question the independence of your business judgment. Doubtful situations should be resolved against your personal interests.

      B. THE GENERAL SCOPE OF THE POLICY'S APPLICATION TO PERSONAL INVESTMENT TRANSACTIONS

         Rule 17j-1 under the Investment Company Act of 1940, as amended, requires REPORTING of all personal Investment Transactions in Securities (other than certain "Exempt Securities") by Advisory Employees, whether or not they are Securities that might be purchased or sold by or on behalf of an Advisory Client. This Policy implements that reporting requirement.

         However, since a primary purpose of the Policy is to avoid conflicts of interest arising from personal Investment Transactions in Securities and other instruments that are held or might be acquired on behalf of Advisory Clients, this Policy only places RESTRICTIONS on personal Investment Transactions in such investments. This Policy also requires reporting and restricts personal Investment Transactions in certain Futures Contracts which, although they are not Securities, are instruments that Advisors buy and sell for Advisory Clients.

         Although this Policy applies to all officers, directors and other Advisory Employees of BlackRock, the Policy recognizes that Portfolio Managers, and the other Portfolio Employees who provide them with advice and who execute their decisions, occupy more sensitive positions than other Advisory Employees, and that it is appropriate to subject their personal Investment Transactions to greater restrictions.

 C. THE ORGANIZATION OF THIS POLICY

         The remainder of this Policy is divided into four main topics. Section II concerns PERSONAL INVESTMENT TRANSACTIONS. Section III describes restrictions that apply to Advisory Employees who receive INSIDE INFORMATION or seek to serve on a BOARD OF DIRECTORS OR SIMILAR GOVERNING BODY. Section IV outlines the procedure for seeking case-by-case EXEMPTIONS from the Policy's requirements. Section V summarizes the methods for ensuring COMPLIANCE under this Policy. In addition, the following APPENDICES are also a part of this
 Policy:

 I.               Definitions Of Capitalized Terms

 II.              Acknowledgment Of Receipt Of The Policy

 III.             Annual Certification Of Compliance With The Policy

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 IV.              Initial Report Of Accounts

 V.               Request For Duplicate Broker Reports

 VI.              Investment Transaction Prior Notification Form

 VII.             Fully Discretionary Account Form

         D. QUESTIONS

         Questions regarding this Policy should be addressed to the Compliance Officer. If you have any question regarding the interpretation of this Policy or its application to a potential Investment Transaction, you should consult the Compliance Officer BEFORE you execute that transaction.

 II.     PERSONAL INVESTMENT TRANSACTIONS

         A. IN GENERAL

         Subject to the limited exceptions described below, you are required to REPORT all Investment Transactions in Securities and Futures Contracts made by you, a member of your Immediate Family, a trust or an investment club in which you have an interest, or on behalf of any account in which you have an interest or which you direct.(4) In addition, you must provide PRIOR NOTIFICATION of certain Investment Transactions in Securities and Futures Contracts that an Advisor holds or may acquire on behalf of an Advisory Client. (The exercise of an option is an Investment Transaction for purposes of these requirements.) The details of these reporting and prior notification requirements are described below.

         B. REPORTING OBLIGATIONS

         1. USE OF BROKER-DEALERS AND FUTURES COMMISSION MERCHANTS

         YOU MUST USE A REGISTERED BROKER-DEALER OR FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly traded Security or Futures Contract. This requirement also applies to any purchase or sale of a Security or Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Securities or Futures Contract transactions by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

         2. INITIAL REPORT

         Within 10 days of commencing employment or within 10 days of any event that causes you to become subject to this Policy, you must supply to the Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all transactions subsequent to the effective dates of


--------------
(4) The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR WHO DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

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 those statements.(5) These documents should be supplied to the Compliance
 Officer by attaching them to the form attached hereto as Appendix IV.

         On that same form you should supply the name of any registered broker-dealer and/or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest for which you CANNOT supply the most recent account statement. You must also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

         In addition, you must also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

        1 . A description of the Security or Futures Contract, including its name or title;

        2. The quantity (e.g., in terms of numbers of shares, units or contracts) and value (in dollars) of the Security or Futures Contract; and

        3.      The custodian of the Security or Futures Contract.


--------------------
 (5) The term "PERSONAL ACCOUNT" means the following accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest:

      o any account in your individual name;

      o any joint or tenant-in-common account in which you have an interest or are a participant;

      o any account for which you act as trustee, executor, or custodian; and

      o any account over which you have investment discretion or have the power (whether or not exercised) to direct the acquisition or disposition of Securities or Futures Contracts (other than an Advisory Client's account that you manage or over which you have investment discretion), including the accounts of any individual or entity that is managed or controlled directly or indirectly by or through you, such as the account of an investment club to which you belong. There is a presumption that you can control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

         The term "RELATED ACCOUNT" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a direct or indirect Beneficial Ownership interest (other than an account over which you have no investment discretion and cannot otherwise exercise control) and any account (other than an Advisory Client's account) of any individual or entity to whom you give advice or make recommendations with regard to the acquisition or disposition of Securities or Futures Contracts (whether or not such advice is acted upon).

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       3. NEW ACCOUNTS

         Upon the opening of a new Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, you must give written notice to the Compliance Officer of the name of the registered broker-dealer or futures commission merchant for that account, the identifying number for that Personal Account or Related Account and the date that the account was established.

       4. TIMELY REPORTING OF INVESTMENT TRANSACTIONS

         You must cause each broker-dealer or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in that account and of periodic statements for that account ("Duplicate Broker Reports"). A form for that purpose is attached hereto as Appendix V.

 In addition, you must report to the Compliance Officer, on a timely basis, any transaction in a Security or Futures Contract in which you have or acquired a Beneficial Ownership interest that was made without the use of a registered broker-dealer or futures commission merchant.

       5. RELATED ACCOUNTS

         The reporting obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

         It is important that you recognize that the definitions of "Personal Account," "Related Account" and "Beneficial Ownership" in Appendix I probably will require you to provide, or to arrange for the broker-dealer or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has an interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account, including the account of any investment club to which you belong.

       6. ANNUAL HOLDINGS REPORT

         You must report to the Compliance Officer on an annual basis holdings of all Securities and Futures Contracts in which you have a Beneficial Ownership interest. This requirement can generally be satisfied by causing each broker-dealer or futures commission merchant that maintains a Personal Account and/or a Related Account that holds a Security or Futures Contract in which you have a Beneficial Ownership interest to provide to the Compliance Officer, on a timely basis, Duplicate Broker Reports in accordance with the requirements under Section II.B.4 above. If you have a Beneficial Ownership Interest in a Security or Futures Contract that is not held in an account with a broker-dealer or a futures commission merchant or other custodian from whom the Compliance Officer receives a periodic statement of your Personal Account and/or Related Accounts, you must complete the Annual Holdings Report attached hereto as Appendix III-A and submit it to the Compliance Officer at the time you make your Annual Certification of Compliance in accordance with the requirements under Section V.A.2 of this

 Policy. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

         You must supply, where indicated on the form, the following information for each Security or Futures Contract:

        1.  Name of the person who owns the Security or Futures Contract;

        2. A description of the Security or Futures Contract, including its name or title;

        3. The quantity (e.g., in terms of numbers of shares, units or contracts) and value (in dollars) of the Security or Futures Contract;

        4.  The valuation date of the Security or Futures Contract; and

        5.  The custodian of the Security or Futures Contract.

    7.  EXEMPTIONS FROM REPORTING

    You need not report Investment Transactions in any account, including a Fully Discretionary Account(6), over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control. For example, Investment Transactions in the account of your spouse in an employee benefit plan would not have to be reported if neither you nor your spouse has any influence or control over those Investment Transactions.

    You also need not report Investment Transactions in Exempt Securities nor need you furnish, or require a broker-dealer or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold ONLY Exempt Securities.(7) This

-------------------
 (6) The term "FULLY DISCRETIONARY ACCOUNT" means a Personal Account or Related Account managed or held by a broker-dealer, futures commission merchant, investment advisor or trustee as to which neither you nor an Immediate Family
 Member: (a) exercises any investment discretion; (b) suggests or receives notice of transactions prior to their execution; and (c) you do not otherwise has any direct or indirect influence or control. In addition, to qualify as a Fully Discretionary Account, the individual broker, registered representative or merchant responsible for that account must not be responsible for nor receive advance notice of any purchase or sale of a Security or Futures Contracton behalf of an Advisory Client. To qualify an account as a Fully Discretionary Account, the Compliance Officer must receive and approve a written notice, in the form attached hereto as Appendix VIII, that the account meets the foregoing qualifications as a Fully Discretionary Account.

 (7) The term "EXEMPT SECURITY" means any Security (as defined in Appendix I) not included within the definition of Security in SEC Rule 17j-1 (a)(4) under the Investment Company Act of 1940, as amended, including:

        1.  A direct obligation of the Government of the United States;

        2. Shares of registered open-end investment companies (I.E., mutual funds); and

        3. HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements.

 includes accounts that only hold U.S. Government securities, money market interests, or shares in registered open-end investment companies (I.E., mutual funds). This exemption from reporting will end immediately, however, at such time as there is an Investment Transaction in that account in a Security that is not an Exempt Security.

      C. PROHIBITED OR RESTRICTED INVESTMENT TRANSACTIONS

      1. INITIAL PUBLIC OFFERINGS

    As an Advisory Employee, you may not acquire Beneficial Ownership of any Security in an initial public offering, except that, with the approval of the Compliance Committee and the General Counsel of BlackRock, you may acquire Beneficial Ownership of a Security in an initial public offering directed or sponsored by BlackRock. For purposes of this Policy, an initial public offering shall not include the purchase of a Security in an initial public offering by
(i) a savings bank to its depositors, (ii) a mutual insurance company to its policyholders, (iii) an issuer of debt securities (other than debt securities convertible into common or preferred stock) or (iv) with respect to an Advisory Employee employed by BlackRock International, Ltd. a building society to its depositors.

      2. PRIVATE PLACEMENTS

    If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Security in a private placement, or subsequently sell that interest, unless you have received the prior written approval of the Compliance Officer and of any supervisor designated by the Compliance Officer. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with an Advisor.

    If you have acquired Beneficial Ownership of Securities in a private placement, you must DISCLOSE that investment to your supervisor when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a Portfolio Manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

      D. INVESTMENT TRANSACTIONS REQUIRING PRIOR NOTIFICATION

    You must give prior notification to the Compliance Officer of ANY Investment Transaction in Securities or Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, UNLESS that Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from prior notification." The purpose of prior notification is to permit the Compliance Officer and the Compliance Committee to take reasonable steps to investigate whether that Investment Transaction is in accordance with this Policy. Satisfaction of the prior notification requirement does not, however, constitute approval or authorization of any Investment Transaction for which you have given prior notification. As a result, the primary responsibility for compliance with this Policy rests with you.

------------------
 (..continued)

See Appendix I for a more complete definition of "Exempt Security."

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      1. PRIOR NOTIFICATION PROCEDURE

    Prior notification must be given by completing and submitting to the Compliance Officer a copy of the prior notification form attached hereto as Appendix VII. No Investment Transaction requiring prior notification may be executed prior to notice by the Compliance Officer that the prior notification process has been completed. The time and date of that notice will be reflected on the prior notification form. Unless otherwise specified, an Investment Transaction requiring prior notification must be placed and executed by the end of trading in New York City or, in the case of Advisory Employees employed by BlackRock International, Ltd., by the end of trading in the United Kingdom on the day of notice from the Compliance Officer that the prior notification process has been completed. If a proposed Investment Transaction is not executed (with the exception of a limit order) within the time specified, you must repeat the prior notification process before executing the transaction. A notice from a Compliance Officer that the prior notification process has been completed is no longer effective if you discover, prior to executing your Investment Transaction, that the information on your prior notification form is no longer accurate, or if the Compliance Officer revokes his or her notice for any other reason.

    The Compliance Officer may undertake such investigation as he or she considers necessary to investigate whether an Investment Transaction for which prior notification has been sought complies with the terms of this Policy and is consistent with the general principles described at the beginning of this Policy.

    As part of that investigation, the Compliance Officer or a designee of the Compliance Officer will determine whether there is a pending BUY or SELL order in the same equity Security or Futures Contract, or a Related Security, on behalf of an Advisory Client.(8) If such an order exists, the Compliance Officer will not provide notice that the prior notification process has been completed UNTIL the Advisory Client's order is executed or withdrawn.

      2. EXEMPTIONS FROM PRIOR NOTIFICATION

    Prior notification will not be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Policy's prior notification requirement, and, unless otherwise indicated, remain subject to the Policy's other requirements, including its reporting requirements.

         (a) TRANSACTIONS EXEMPT FROM PRIOR NOTIFICATION

    Prior notification is not required for any of the following Investment
Transactions:

        1. Any Investment Transaction in a Fully Discretionary Account that has been approved as such by the Compliance Officer.

        2.  Purchases of Securities under dividend reinvestment plans.

----------------------
(8) The term "RELATED SECURITY" means, as to any Security, any instrument related in value to that Security, including, but not limited to, any option or warrant to purchase or sell that Security, and any Security convertible into or exchangeable for that Security.

        3. Purchases of Securities by an exercise of rights issued to the holders of a class of Securities PRO RATA, to the extent those rights are issued with respect to Securities of which you have Beneficial Ownership.

        4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

        5. Purchases of common stock of BlackRock, Inc under the BlackRock, Inc. Employee Stock Purchase Plan.

        6. With respect to Advisory Employees who are employed by BlackRock International, Inc., automatic investments by direct debit into a personal equity plan (PEP), or similar type of plan in Exempt Securities if the pre-notification process was completed for the first such investment.

        7. Investment Transactions made by a person who serves on the Board of Directors of an Advisor and is not involved with the Advisory operations of such Advisor nor engages in the type of activities described under (1) (2) or (3) under the term Advisory Employee as defined in Appendix I.

        8. Investment Transactions in Exchange Traded Funds ("ETFs"), such as the Nasdaq-100 Index Tracking Stock, (QQQ), SPDR Trust, (SPY), DIAMONDS Trust, (DIA), Merrill Lynch Semiconductor HOLDRS, (SMH), iSHARES MSCI Japan, (EWJ), Merrill Lynch Biotech HOLDRS, (BBH), Select Sector SPDR Fund - Technology, (XLK), Select Sector SPDR Fund
            - Financial, (XLF), MidCap SPDR Trust, (MDY), and other ETF's as determined from time to time by the Compliance Committee to have sufficient liquidity as not to present the type of conflict that this policy is designed to protect against. Any questions about whether an ETF not listed in this Section II.D.2.(a) is exempt from prior notification should be directed to the Compliance Officer.


      (b) SECURITIES EXEMPT FROM PRIOR NOTIFICATION

    Prior notification is not required for an Investment Transaction in an Exempt Security, as defined in Appendix I, E.G., U.S. Government securities, shares in registered open-end investment companies (I.E., mutual funds) and "high quality short-term debt instruments" (as defined in Appendix I).

      (c) FUTURES CONTRACTS EXEMPT FROM PRIOR NOTIFICATION

    Prior notification is not required for an Investment Transaction in the following Futures Contracts:

        1.  Currency futures.

        2.  U.S. Treasury futures.

        3.  Eurodollar futures.

        4. Physical commodity futures (e.g., contracts for future delivery of gain, livestock, fiber or metals).

        5. Futures contracts to acquire Fixed Income Securities issued by a U.S. Government agency, a foreign government, or an international or supranational agency.

        6. Futures contracts on the Standard and Poor's 500 (S&P 500) or the Dow Jones Industrial Average or NASDAQ 100 stock indexes.

        7. For Advisory Employees who are employed by BlackRock International, Ltd., futures contracts on the Financial Times Stock Exchange 100
            (FTSE) Index.

      E. BAN ON SHORT-TERM TRADING PROFITS

    You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of the same Securities and/or Related Security. Any such short-term trade must be reversed or unwound, or if that is not practical, the profits must be disgorged and distributed in a. manner determined by the Compliance Committee.

    This short-term trading ban does NOT apply to Investment Transactions in Exempt Securities (as defined in Appendix I) or in Futures Contracts. This ban also does not apply to a purchase or sale in connection with a Transaction Exempt From Prior Notification (as described above in Section II.D.2.(a)), a transaction in a Fully Discretionary Account or a transaction exempt from the "blackout" periods pursuant to Section II.F.2 below.

    You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership (including Securities held by Immediate Family members) are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

      F. BLACKOUT PERIODS

    Your ability to engage in certain Investment Transactions may be prohibited or restricted during the "blackout" periods described below:

      1. SPECIFIC BLACKOUT PERIODS

        a. You may not purchase or sell a Security, a Related Security, or Futures Contract at a time when you intend or know of another's intention to purchase or sell that same Security, a Related Security, or Futures Contract, on behalf of an Advisory Client of ANY Advisor (the "Specific Knowledge Blackout Period").

        b. In addition, if you are a PORTFOLIO EMPLOYEE, you may not purchase or sell a Security, a Related Security or a Futures Contract which you are actively considering or which you have actively considered and rejected for purchase or sale for an Advisory Client within the previous 15 CALENDAR DAYS (the "15-Day Blackout

            Period") unless the Compliance Officer, after consultation with your supervisor, has approved your Investment Transaction.(9)

        c. Finally, if you are a PORTFOLIO MANAGER, you may not purchase or sell a Security, a Related Security, or Futures Contract within 7 CALENDAR DAYS before or after a transaction in that Security, a Related Security, or Futures Contract, by an Advisory Client for which you are responsible (the "7-Day Blackout Period").

         For Portfolio Employees or Portfolio Managers, the Compliance Officer will not give such notice until any applicable 15-Day Blackout Period or 7-Day Blackout Period has expired or any required approvals or exemptions have been obtained. An Investment Transaction that violates one of these Blackout restrictions must be reversed or unwound, or if that is not practical, the profits must be disgorged and distributed in a manner determined by the Compliance Committee.

      2. EXEMPTIONS FROM BLACKOUT RESTRICTIONS

The foregoing blackout period restrictions do NOT apply to Investment Transactions in:

        a.  Exempt Securities, as defined in Appendix I.

        b.  Securities of a company listed on the Standard & Poor's 100 (S & P
            100) Index.

        c. A Futures Contract Exempt From Prior Notification under this Policy (as described above).

        d.  A Fully Discretionary Account.

        e. With respect to Advisory Employees who are employed by BlackRock International, Ltd., securities of a company listed on the Financial Times Stock Exchange 100 (FTSE 100).

        f. Exchange Traded Funds Exempt From Prior Notification under this Policy (as described above).


III. INSIDE INFORMATION AND SERVICE AS A DIRECTOR

     A. INSIDE INFORMATION

    As an employee of a subsidiary of PNC and BlackRock, Inc., you must comply with the PNC Insider Trading Policy and the BlackRock, Inc. Insider Trading Policy. A copy of the PNC


----------------
(9) SEC Rule 17j-1 places restrictions on the purchase or sale of any "security held or to be acquired" by a registered investment company. Rule 17j-1 (a)(10) defines a "security held or to be acquired" by a registered investment company as including any security which, within the most recent 15 days, "is being or has been considered by such company or its investment adviser for purchase by such company."

Insider Trading Policy is included in Section E of the PNC Code of Ethics. A copy of the BlackRock, Inc. Insider Trading Policy was furnished to all employees at the time of its adoption and is furnished to all new employees at the commencement of their employment. In addition, as an Advisory Employee, you must notify the General Counsel of BlackRock if you receive or expect to receive material non-public information about an entity that issues securities. The General Counsel will determine the restrictions, if any, that will apply to your communications and activities while in possession of that information. In general, those restrictions will include:

        1. An undertaking not to trade, either on your own behalf or on behalf of an Advisory Client, in the securities of the entity about which you have material non-public information.

        2. An undertaking not to disclose material non-public information to other Advisory Employees.

        3. An undertaking not to participate in discussions with or decisions by other Advisory Employees relating to the entity about which you have material non-public information.

 The General Counsel, in cooperation with the Compliance Officer, will maintain a "restricted list" of entities about which Advisory Employees may have material non-public information. This "restricted list" will be available to the Compliance Officer when he or she conducts investigations or reviews related to the Prior Notification Procedure described previously in Section II(D)(1) or the Post-Trade Monitoring process described below in Section V(B)(3).

      B. SERVICE AS A DIRECTOR

         You may not serve on the board of directors or other governing board of any entity unless you have received the prior written approval of the General Counsel of PNC, to the extent such approval is required under the terms of the PNC Code of Ethics, and the General Counsel of BlackRock. If permitted to serve on a governing board, an Advisory Employee will be ISOLATED from those Advisory Employees who make investment decisions regarding the securities of that entity, through a "Chinese wall" or other procedures determined by the General Counsel of BlackRock. In general, the "Chinese wall" or other procedures will include:

        1. An undertaking not to trade or to cause a trade on behalf of an Advisory Client in the securities of the entity on whose board you serve.

        2. An undertaking not to disclose material non-public information about that entity to other Advisory Employees.

        3. An undertaking not to participate in discussions with or decisions by other Advisory Employees relating to the entity on whose board you serve.

 Any entity on whose board an Advisory Employee serves will be included on the "restricted list" referenced in subsection A, above.

IV. EXEMPTIONS

    The Compliance Committee, in its discretion, may grant case-by-case exceptions to any of the foregoing requirements, restrictions or prohibitions, except that the Compliance Committee may not exempt any Investment Transaction in a Security (other than an Exempt Security) or a Futures Contract from the Policy's reporting requirements. Exemptions from the Policy's prior notification requirements and from the Policy's restrictions on acquisitions in initial public offerings, short-term trading and trading during blackout periods will require a determination by the Compliance Committee that the exempted transaction does not involve a realistic possibility of violating the general principles described at the beginning of this Policy. An application for a case-by-case exemption, in accordance with this paragraph, should be made IN WRITING to the Compliance Officer, who will promptly forward that written request to the members of the Compliance Committee.

V. COMPLIANCE

        A. CERTIFICATIONS

           1. UPON RECEIPT OF THIS POLICY

    Upon commencement of your employment or the effective date of this Policy, whichever occurs later, you will be required to acknowledge receipt of your copy of this Policy by completing and returning to the Compliance Officer a copy of the form attached hereto as Appendix II. By that acknowledgment, you will also agree:

        1. To read the Policy, to make a reasonable effort to understand its provisions, and to ask the Compliance Officer questions about those provisions you find confusing or difficult to understand.

        2. To comply with the Policy, including its general principles, its reporting requirements, its prohibitions, its prior notification requirements, its short-term trading and blackout restrictions.

        3. To advise the members of your Immediate Family about the existence of the Policy, its applicability to their personal Investment Transactions, and your responsibility to assure that their personal Investment Transactions comply with the Policy.

        4. To cooperate fully with any investigation or inquiry by or on behalf of the Compliance Officer or the Compliance Committee to determine your compliance with the provisions of the Policy.

In addition, your acknowledgment will recognize that any failure to comply with the Policy and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

      2. ANNUAL CERTIFICATE OF COMPLIANCE

    You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix III, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Policy, that you recognize that you are subject to its provisions, that you complied with the requirements of the Policy during the period to which it applies, and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Policy and that you have disclosed, reported or caused to be reported all Personal Accounts and Related Accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest. In addition, you will be required to confirm the accuracy of the record of information on file with the Advisor with respect to such Personal Accounts and Related Accounts. If you have a Beneficial Ownership Interest in a Security or Futures Contract that is not reported to the Compliance Officer on a periodic basis through Duplicate Broker Reports, you must complete the Annual Holdings Report (Appendix III-A) as described under Section II.B.6 above and submit it to the Compliance Officer at the time you make your Annual Certification of Compliance. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

      B. SUPERVISORY PROCEDURES

         1. THE COMPLIANCE COMMITTEE

         The Policy will be implemented, monitored and reviewed by the Compliance Committee. The initial members of the Compliance Committee will be appointed by the management committee of BlackRock. The Compliance Committee, by a simple majority of its members, may appoint new members of the Committee, may replace existing members of the Committee, and may fill vacancies on the Committee. Among other responsibilities, the Compliance Committee will consider requests for case-by-case exemptions (described above) and will conduct investigations (described below) of any actual or suspected violations of the Policy. The Compliance Committee will determine what remedial actions, if any, should be taken by an Advisor in response to a violation of the Policy. The Compliance Committee will also provide reports (described below) regarding significant violations of the Policy and the procedures to implement the Policy. The Compliance Committee may recommend changes to those procedures or to the Policy to the management of the Advisors. Finally, the Compliance Committee will designate one person to act as Compliance Officer for all Advisors.

         2. THE COMPLIANCE OFFICER

         The Compliance Officer designated by the Compliance Committee will be responsible for the day-to-day administration of the Policy for all Advisors, subject to the direction and control of the Compliance Committee. Based on information supplied by the management of each Advisor, the Compliance Officer will forward a copy of the Policy to each Advisory Employee subject to the Policy and will notify each such person of his or her designation as an Advisory Employee, Portfolio Employee or Portfolio Manager. The Compliance Officer will also be responsible for administration of the reporting and prior notification functions described in the Policy, and will maintain the reports required by those functions. In addition, the Compliance Officer will attempt to answer any questions from an Advisory Employee regarding the interpretation or administration of the Policy. When necessary or desirable, the Compliance Officer will consult with the Compliance Committee about such questions. The Compliance Officer may designate one or more Assistant Compliance Officers to whom the Compliance Officer may delegate any of the duties described in this paragraph or in the succeeding paragraph, and who shall be empowered to act on the Compliance Officer's behalf when the Compliance Officer is absent or unavailable.

         3. POST-TRADE MONITORING AND INVESTIGATIONS

    The Compliance Officer will review the Duplicate Broker Reports and other information supplied for each Advisory Employee so that the Compliance Officer can detect and prevent potential violations of the Policy. This information may also be disclosed to the Advisor's auditors, attorneys and regulators. If, based on his or her review of information supplied for an Advisory Employee, or based on other information, the Compliance Officer suspects that the Policy may have been violated, the Compliance Officer will perform such investigations and make such inquiries as he or she considers necessary. You should expect that, as a matter of course, the Compliance Officer will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client. If the Compliance Officer reaches a preliminary conclusion that an Advisory Employee may have violated this Policy, the Compliance Officer will report that preliminary conclusion in a timely manner to the Compliance Committee and will furnish to the Committee all information that relates to the Compliance Officer's preliminary conclusion. The Compliance Officer may also report his or her preliminary conclusion and the information relating to that preliminary conclusion to the Advisor's auditors, attorneys and regulators.

    Promptly after receiving the Compliance Officer's report of a possible violation of the Policy, the Compliance Committee, with the aid and assistance of the Compliance Officer, will conduct an appropriate investigation to determine whether the Policy has been violated and will determine what remedial action should be taken by the Advisor in response to any such violation(s). For purposes of these determinations, a majority of the Compliance Committee will constitute a quorum and action taken by a simple majority of that quorum will constitute action by the Committee.

         4. REMEDIAL ACTIONS

    The remedial actions that may be recommended by the Compliance Committee may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, e.g., for violation of the Policy's restrictions on short-term trading or trading during blackout periods, you may be required to reverse or unwind a transaction and to forfeit any profit or to absorb any loss from the transaction. If an Investment Transaction may not be reversed or unwound, you may be required to disgorge any profits associated with the transaction, which profits will be distributed in a manner prescribed by the Compliance Committee in the exercise of its discretion. Profits derived from Investment Transactions in violation of this Policy may not be offset by any losses from Investment Transactions in violation of this Policy. Finally, evidence suggesting violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

    In determining what, if any, remedial action is appropriate in response to a violation of the Policy, the Compliance Committee will consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, whether you knew or should have known that your Investment Transaction violated the Policy, whether you engaged in an Investment Transaction with a view to making a profit on the anticipated market action of a transaction by an Advisory Client, your efforts to cooperate with the Compliance Officer's investigation, and your efforts to correct any conduct that led to a violation. In rare instances, the Compliance Committee may find that, for equitable reasons, no remedial action should be taken.

         5. REPORTS OF MATERIAL VIOLATIONS

         In a timely manner, and not less frequently than annually, the Compliance Committee will report to the management committee of BlackRock, and to the directors or trustees of each investment company that is an Advisory Client, any known material violation of the Policy and sanctions imposed in response to the material violation. Evidence suggesting violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

         6. ANNUAL REPORTS

    The Compliance Committee will furnish an annual report to the management committee of BlackRock, and to the directors or trustees of each investment company that is an Advisory Client, that, at a minimum, will:

        1. Summarize existing procedures and restrictions concerning personal investing by Advisory Employees and any changes in those procedures and restrictions that were made during the previous year;

        2. Describes any issues arising under the Policy since the last report, including, but not limited to, information about any material violations of the Policy or procedures and the sanctions imposed in response to those violations; and

        3. Describe any changes in existing procedures or restrictions that the Compliance Committee recommends based upon its experience under the Policy, evolving industry practices, or developments in applicable laws or regulations.

 VI.     EFFECTIVE DATE

         The provisions of this Policy will take effect on October 1, 1998. Amendments to this Policy will take effect at the time such amendments are promulgated and distributed to the Advisory Employees governed by this Policy.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

    The following definitions apply to the capitalized terms used in the Policy:

 ADVISOR

    The term "Advisor" means any entity affiliated with BlackRock, whether now in existence or formed after the date hereof, that is registered as (i) an investment advisor under the Investment Advisers Act of 1940, as amended, or
(ii) a broker-dealer under the Securities Exchange Act of 1934, as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

 ADVISORY CLIENT

    The term "Advisory Client" means a registered investment company, an institutional investment client, a personal trust or estate, a guardianship, an employee benefit trust, or another client with which the Advisor by which you are employed or with which you are associated has an investment management, advisory or sub-advisory contract or relationship.

 ADVISORY EMPLOYEE

    The term "Advisory Employee" means an officer, director, or employee of an Advisor, or any other person identified as a "control person" on the Form ADV or the Form BD filed by the Advisor with the U.S. Securities and Exchange Commission, (1) who, in connection with his or her regular functions or duties, generates, participates in, or obtains information regarding that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client; (2) whose regular functions or duties relate to the making of any recommendations with respect to such purchases or sales; or (3) who obtains information or exercises influence concerning investment recommendations made to an Advisory Client of that Advisor or who has line oversight or management responsibilities over employees who obtain such information or who exercise such influence.

 BENEFICIAL OWNERSHIP

    As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU AND/OR BY A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by the Compliance Officer based on a showing that your interest or control is sufficiently attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a pecuniary interest. Although you may have a Beneficial Ownership interest in a Security or Futures Contract held in a Fully Discretionary Account (as defined below), the application of this Policy to such a Security or Futures Contract may be modified by the special exemptions provided for Fully Discretionary Accounts.

    As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Policy will be interpreted in the same manner as it would be under SEC Rule 16a-1 (a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

 BLACKROCK

      The term "BlackRock" means BlackRock, Inc.

 COMPLIANCE COMMITTEE

         The term "Compliance Committee" means the committee of persons who have responsibility for implementing, monitoring and reviewing the Policy, in accordance with Section V(B)(1) of the Policy.

 COMPLIANCE OFFICER

         The term "Compliance Officer" means the person designated by the Compliance Committee as responsible for the day-to-day administration of the Policy in accordance with Section V(B)(2) of the Policy.

 DUPLICATE BROKER REPORTS

         The term "Duplicate Broker Reports" means duplicate copies of confirmations of transactions in your Personal or Related Accounts and of periodic statements for those accounts.

 EXEMPT SECURITY

         The term "Exempt Security" means any Security (as defined below) not included within the definition of Security in SEC Rule 17j-1 (a)(4) under the Investment Company Act of 1940, as amended, including

        1.  A direct obligation of the Government of the United States;

        2.  Shares of registered open-end investment companies; and

        3. HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements. For these purposes, a "HIGH QUALITY SHORT-TERM DEBT INSTRUMENT" means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

        4. For Advisory Employees employed by BlackRock International, Ltd., shares of authorized unit trusts, open-ended investment companies (OEIC's) and direct obligations of the Government of the United Kingdom.

 FIXED INCOME SECURITIES

    For purposes of this Policy, the term "Fixed Income Securities" means fixed income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States, corporate debt Securities, mortgage-backed and other asset-backed Securities, fixed income Securities issued by state or local governments or the political subdivisions thereof, structured notes and loan participations, foreign government debt Securities, and debt Securities of international agencies or supranational agencies. For purposes of this Policy, the term "Fixed Income Securities" will not be interpreted to include U.S. Government Securities or any other Exempt Security (as defined above).

 FULLY DISCRETIONARY ACCOUNT

    The term "Fully Discretionary Account" means a Personal Account or Related Account (as defined below) managed or held by a broker-dealer, futures commission merchant, investment advisor or trustee as to which neither you nor an Immediate Family Member (as defined below): (a) exercises any investment discretion; (b) suggests or receives notice of transactions prior to their execution; and (c) otherwise has any direct or indirect influence or control. In addition, to qualify as a Fully Discretionary Account, the individual broker, registered representative or merchant responsible for that account must not be responsible for nor receive advance notice of any purchase or sale of a Security or Futures Contract on behalf of an Advisory Client. To qualify an account as a Fully Discretionary Account, the Compliance Officer must receive and approve a written notice, in the form attached hereto as Appendix VIII, that the account meets the foregoing qualifications as a Fully Discretionary Account.

 FUTURES CONTRACT

    The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, or the London International Financial Futures Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a "swap", a "cap", a "collar", a "floor" and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities, which fall within the definition of "Security") (a "Privately-Traded Futures Contract"). You should consult with the Compliance Officer if you have any doubt about whether a particular Investment Transaction you contemplate involves a Futures Contract. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e., a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

 IMMEDIATE FAMILY

    The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR WHO DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

 INVESTMENT TRANSACTION

    For purposes of this Policy, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest. The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction in that Security or Futures Contract.

 PERSONAL ACCOUNT

    The term "Personal Account" means the following accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest:

            o   any account in your individual name;

            o any joint or tenant-in-common account in which you have an interest or are a participant;

            o any account for which you act as trustee, executor, or custodian; and

            o any account over which you have investment discretion or have the power (whether or not exercised) to direct the acquisition or disposition of Securities or Futures Contracts (other than an Advisory Client's account that you manage or over which you have investment discretion), including the accounts of any individual or entity that is managed or controlled directly or indirectly by or through you. There is a presumption that you can control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

 POLICY

         The term "Policy" means this Employee Investment Transaction Policy.

 PORTFOLIO EMPLOYEE

         The term "Portfolio Employee" means a Portfolio Manager or an Advisory Employee who provides information or advice to a Portfolio Manager, who helps execute a Portfolio Manager's decisions, or who directly supervises a Portfolio Manager.

 PORTFOLIO MANAGER

         The term "Portfolio Manager" means any employee of an Advisor who has the authority, whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.

 RELATED ACCOUNT

         The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a direct or indirect Beneficial Ownership interest (other than an account over which you have no investment discretion and cannot otherwise exercise control) and any account (other than an Advisory Client's account) of any individual or entity to whom you give advice or make recommendations with regard to the acquisition or disposition of Securities or Futures Contracts (whether or not such advice is acted upon).

 RELATED SECURITY

         The term "Related Security" means, as to any Security, any instrument related in value to that Security, including, but not limited to, any option or warrant to purchase or sell that Security, and any Security convertible into or exchangeable for that Security. For example, the purchase and exercise of an option to acquire a Security is subject to the same restrictions that would apply to the purchase of the Security itself.

 SECURITY

         As a GENERAL MATTER, the term "Security" means any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest, or investment contract, OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an OPTION on a Security, an index of Securities, a currency or a basket of

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 currencies, including such an option traded on the Chicago Board of Options
 Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges as well as such an option traded in the over-the-counter market. The term "Security" does NOT include a physical commodity or a Futures Contract. The term "Security" may include an interest in a limited liability company (LLC) or in a private investment fund.

         As a TECHNICAL MATTER, the term "Security" has the meaning set forth in
 Section 2(a)(36) of the Investment Company Act of 1940, which defines a Security to mean:

            Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase any of the foregoing,

 EXCEPT THAT the term "Security" does not include any Security that is an Exempt Security (as defined above), a Futures Contract (as defined above), or a physical commodity (such as foreign exchange or a precious metal).


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